Exhibit 99.1


[GRAPHIC OMMITTED]





                        N E W S                 R E L E A S E



Contact:    Robert C. Weiner
            Vice President, Investor Relations
            904-332-3287

                PSS WORLD MEDICAL, INC. TO SELL IMAGING BUSINESS
                             TO PLATINUM EQUITY LLC

    Strategic Decision Sharpens Focus on Core Markets, Competitive Strengths

                                [GRAPHIC OMITTED]

Jacksonville, Florida (October 28, 2002) - PSS World Medical, Inc. (Nasdaq/NM:
PSSI) today announced a definitive agreement to sell its wholly-owned imaging subsidiary, Diagnostic Imaging, Inc., to Platinum Equity LLC in a capital stock transaction for $45 million in cash and the assumption of $71 million of liabilities associated with the Imaging business. In addition, the sale of the Imaging business will generate over $40 million in tax benefits that will be applied to ordinary income generated by PSS World Medical during fiscal years 2003, 2004 and 2005. The transaction is expected to close by no later than the end of February 2003, subject to normal closing conditions.

      The sale reflects a strategic decision by PSS World Medical management to sharpen the Company's focus on its Physician and Long-term care businesses, which offer attractive opportunities for growth and profitability. Proceeds of the transaction will be used to reduce debt as part of an expanded plan to optimize the Company's capital structure, which was separately announced today.

      David A. Smith, President and Chief Executive Officer of PSS World Medical, commented: "This action clearly defines and simplifies the path our Company will pursue to achieve our goal of superior customer satisfaction and profitability. Our continuing businesses, Physician and Long-term care, have demonstrated solid revenue and earnings growth, along with increasing margins and returns on committed capital. They share similar vendors, supply sources and distribution characteristics, offering very attractive opportunities for leverage and cross-business synergies.

      "Equally important, the alternate site customers they both serve require differentiated services from those of large acute care organizations. Focusing solely on this customer base will enable us to fully leverage our innovative and market leading customer service strengths. We will devote our full attention to growing and broadening our alternate site business through expanded product, sales force and service offerings, further market penetration, entry into new complementary markets within our core competencies, and value-added acquisitions. We believe these measures, supported by our improved capital base and streamlined infrastructure, will accelerate our entry into a new phase of profitable growth," Mr. Smith added.

                                    - MORE -

PSS WORLD MEDICAL, INC. TO SELL IMAGING BUSINESS TO PLATINUM EQUITY
Page: 2


     PSS World Medical noted that the timing of the sale of Diagnostic Imaging is reflective of the substantial strides its management team has made towards improving the profitability of that business. During a transitional period, PSS World Medical will continue to provide operational support under a provided services agreement to ensure a smooth transition. During this period, the Imaging team, under its President Joseph Pepper, will continue to lead the business from Jacksonville, Florida, thus insuring continuity of products and services to customers. The business will become a wholly owned subsidiary of Platinum Equity LLC, a private buyout firm specializing in the acquisition and strategic management of technology companies that serve mission-critical functions of other businesses.

     Diagnostic Imaging distributes and services medical diagnostic imaging equipment, supplies and chemicals for acute-care hospitals, imaging centers, private practice physicians and other healthcare professionals. For the fiscal year ended March 29, 2002, the Imaging business had net sales of approximately $712 million and a loss from operations of $2.4 million.

     Tom T. Gores, Chairman and Chief Executive Officer of Platinum Equity LLC, commented: "We have great confidence in this business, which is fundamentally sound and well-positioned for growth. We also have great confidence in the talented workforce that has worked so hard to make the business a success. We look forward to welcoming these employees into the Platinum family."

     Upon completion of the Imaging business sale, PSS World Medical's operations will consist of the Physician business, Physician Sales & Service, a leading distributor of medical supplies and equipment to primary care office-based physicians, and the Long-term care business, Gulf South Medical Supply, the leading national distributor of medical supplies and related products to the long-term care industry. Excluding the Imaging business, PSS World Medical had fiscal 2002 net sales in excess of $1.1 billion and income from operations of $25.8 million (before income taxes and special charges) and consolidated return on committed capital of 16.3%, as adjusted to exclude the write-down of a discontinued product line in the Physician business.

Outlook for Fiscal 2003 Second Quarter
--------------------------------------

     PSS World Medical expects its Physician business to report net sales of approximately $184 million, an operating margin of 3.0% to 3.1%, and EBITDA of $8.5million for the fiscal second quarter ended September 27, 2002. The Long-term care business is expected to report net sales of approximately $104 million, an operating margin of 4.4% to 4.5%, and EBITDA of $5.0 million for the same quarterly period.

     For the fiscal second quarter ended September 27, 2002, PSS World Medical expects to record a non-cash charge of approximately $55 million (net of tax) relating to the sale of the Imaging business. During a transitional period of 12 months, Platinum Equity has entered into a transition services agreement with PSS World Medical for certain provided services, such as information technology, human resources, payroll, finance and regulatory compliance and other services related to the transition. The Company expects to report results for its fiscal second quarter ended September 27, 2002, after the close of markets on October 30, 2002.

                                    - MORE -

PSS WORLD MEDICAL, INC. TO SELL IMAGING BUSINESS TO PLATINUM EQUITY
Page: 3


     Commenting on the outlook for the second half of fiscal 2003, President and Chief Executive Officer David Smith noted: "We expect our Physician and Long-term care businesses to continue to meet their financial objectives for the balance of this year."

     Platinum Equity CEO Tom Gores added: "We expect a smooth transition because so much of the hard work has already been done. In the past year, PSS World Medical has implemented a series of initiatives to consolidate distribution centers, increase efficiency and improve the balance sheet. Dave Smith and his executive team have done a terrific job of improving the company's stability, cash flow and future growth prospects. That's one of the things that attracted us to this deal. We're going to do everything we can to build on that solid foundation and ensure the long-term future of Diagnostic Imaging and its employees."

     PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, long-term care providers and imaging consumers through its three business units to customers in all 50 states. Since its inception in 1983, PSS has become a leader in all three market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

     Platinum Equity (www.peh.com) is a global acquisition firm uniquely specialized in the operation of mission-critical technology companies. Since its founding in 1995, Platinum has completed more than 40 privately funded transactions, leveraging a multi-billion-dollar revenue base derived from the continued growth of its portfolio. With an established infrastructure in North America, Europe, Asia and South America, Platinum employs a workforce of more than 15,000 serving over 500,000 customer sites worldwide.

     All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross margins and earnings, statements regarding the Company's current business strategy, the Company's projected sources and uses of cash, and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company's business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company's business; future acquisitions or strategic partnerships; general business and economic conditions; the receipt of approvals and third party consents in connection with the sale of the Imaging business and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty and is under no obligation to update any forward-looking statements.

                                      # # #